Exhibit 3.150(a)

STATE of DELAWARE
CERTIFICATE of AMENDMENT of
CERTIFICATE of INCORPORATION

•                             First: That at a meeting of the Board of Directors of The Owner’s Club Holding, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:

“The name of the corporation is: THE OWNER’S CLUB, INC.”

•                             Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

•                             Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

•                             Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY:	/s/ Thomas T. Henslee
(Authorized Officer)

NAME:	Thomas T. Henslee, Secretary
(Type or Print)

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 02/07/2001 010062300 — 2514425

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/16/1996 960239723 — 2514425

[A signature should be in black, but may be an original signature, or a facsimile, conformed, or electronically transmitted signature. NOTE: A document which has been telecopied twice is NOT of acceptable quality for filing.]

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.  The name of the corporation (hereinafter called the “corporation”) is THE OWNER’S CLUB HOLDING, INC.

2.  The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3.  The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.  The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on August 7, 1996.

/s/ Terry A. Taylor
Terry A. Taylor, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 06/08/1995 950127827 — 2514425

CERTIFICATE OF INCORPORATION

OF

The Owner’s Club Holding, Inc.

1.  The name of the corporation is:

The Owner’s Club Holding, Inc.

2.  The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.  The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5.  The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6.  The name and mailing address of the incorporator is:

M. C. Kinnamon
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

7.  A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

8.  The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of June, 1995.

/s/ M.C. Kinnamon
M. C. Kinnamon